Pacific Life Funds NSAR 9-30-11
EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



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The following documents are included in Registrant's Form Type Type N1A/B,
Accession No. 0000950123-11-062873  filed on June 29, 2011, and incorporated by reference herein:

Advisory Fee Waiver Agreement - PL Floating Rate Loan Fund


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The following documents are included in Registrant's Form Type Type N1A/A,
Accession No. 0000950123-11-085015 filed on September 16, 2011, and incorporated by reference herein:

Form of Schedule A to Advisory Agreement - PL High Income Fund
					   PL Short Duration Income Fund
					   PL Strategic Income Fund


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